Visa Reports Fiscal Fourth Quarter and Full-Year 2026 Results
San Francisco, October 27, 2026 – Visa (NYSE: V)
Fiscal Fourth Quarter Results:
•GAAP net income of $6.0B or $3.19 per share and non-GAAP net income of $6.6B or $3.48 per share
•Net revenue of $12.1B, an increase of 13% on a nominal and constant-dollar basis
Fiscal Full-Year Results:
•GAAP net income of $23.5B or $12.32 per share and non-GAAP net income of $25.3B or $13.27 per share
•Net revenue of $45.9B, an increase of 15%, or 14% on a constant-dollar basis
Other Highlights:
•Fiscal fourth quarter growth in payments volume, cross-border volume and processed transactions remained strong
•Share repurchases and dividends of $5.2B and $25.6B for fiscal fourth quarter and full-year, respectively
•The board of directors increased Visa's quarterly cash dividend 16% to $0.780 per share

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2026		Full-Year 2026		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change	USD	% Change
Net Revenue	$12.1	13%	$45.9	15%

"Visa delivered a milestone year. We achieved record net revenue of $46 billion, up 15%, the strongest growth in over 15 years excluding the post-pandemic recovery and acquisitions. In 2026, we also demonstrated that whenever technology changes commerce, we move with it, we anticipate what’s next, and we enable its growth as the leading hyperscaler of payments globally. The foundation of all of this is trust, which Visa brings with our scale, our network and our products. As we look to 2027 and beyond, trust is the next growth vector for Visa.”

GAAP Net Income	$6.0	18%	$23.5	17%
GAAP Earnings Per Share	$3.19	22%	$12.32	21%
Non-GAAP Net Income(1)	$6.6	13%	$25.3	12%
Non-GAAP Earnings Per Share(1)	$3.48	17%	$13.27	16%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q4 2026		Full-Year 2026
Payments Volume	9%		9%
Cross-Border Volume Excluding Intra-Europe(2)	14%		12%
Cross-Border Volume Total	14%		13%
Processed Transactions	10%		9%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Fourth Quarter 2026 — Financial Highlights

GAAP net income in the fiscal fourth quarter was $6.0 billion or $3.19 per share, an increase of 18% and 22%, respectively, over prior year’s results. Current year's results included special items of $469 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $282 million related to the donation of investments to the Visa Foundation, and $37 million for a deferred tax expense recognized due to a change in the U.S. taxation of certain foreign earnings. Current year's results also included $155 million of net gains from equity investments and $75 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year's results included a special item of $899 million for a litigation provision associated with the MDL case and other legal matters, $46 million of net gains from equity investments and $66 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $6.6 billion or $3.48 per share, an increase of 13% and 17%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 22% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 17% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal fourth quarter was $12.1 billion, an increase of 13%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 13% on a constant-dollar basis.

Payments volume for the three months ended June 30, 2026, on which fiscal fourth quarter service revenue is recognized, increased 10% over the prior year on a constant-dollar basis.

Payments volume for the three months ended September 30, 2026 increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, for the three months ended September 30, 2026, increased 14% on a constant-dollar basis over the prior year. Total cross-border volume on a constant-dollar basis increased 14% over the prior year.

Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2026, were 74.2 billion, a 10% increase over the prior year.

Fiscal fourth quarter service revenue was $5.3 billion, an increase of 14% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 16% over the prior year to $6.2 billion. International transaction revenue grew 8% over the prior year to $4.1 billion. Other revenue of $1.6 billion rose 40% over the prior year. Client incentives were $5.1 billion, up 21% over the prior year.

GAAP operating expenses were $4.9 billion for the fiscal fourth quarter, a 7% increase over the prior year's results, primarily driven by an increase in general and administrative expenses. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 12% over the prior year, primarily driven by increases in marketing and personnel expenses.

GAAP non-operating income was $98 million for the fiscal fourth quarter, including $155 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $57 million.

GAAP effective income tax rate was 18.5% for the quarter ended September 30, 2026. Excluding the special item related to the deferred tax expense and the related tax impacts from the non-GAAP items, the non-GAAP effective income tax rate was 18.4% for the quarter ended September 30, 2026.

Cash, cash equivalents and investment securities were $14.2 billion at September 30, 2026.

The weighted-average number of diluted shares of class A common stock outstanding was 1.88 billion for the quarter ended September 30, 2026.

2

Fiscal Full-Year 2026 — Financial Highlights

GAAP net income in the fiscal full-year 2026 was $23.5 billion or $12.32 per share, an increase of 17% and 21%, respectively, over prior year’s results. Current year’s results included special items of $1.7 billion for a litigation provision associated with the MDL case and other legal matters, $563 million for severance costs, $314 million for a deferred tax benefit recognized due to a change in the U.S. taxation of certain foreign earnings, and $282 million related to the donation of investments to the Visa Foundation. Current year's results also included $124 million of net gains from equity investments and $305 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included special items of $2.5 billion for a litigation provision associated with the MDL case and other legal matters, $213 million for severance costs, and $39 million for lease consolidation costs. Prior year's results also included $87 million of net losses from equity investments and $315 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the year was $25.3 billion or $13.27 per share, an increase of 12% and 16%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 20% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 15% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal full-year 2026 was $45.9 billion, an increase of 15%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 14% on a constant-dollar basis.

Payments volume for the twelve months ended September 30, 2026 increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, for the twelve months ended September 30, 2026, increased 12% on a constant-dollar basis over the prior year. Total cross-border volume on a constant-dollar basis increased 13% over the prior year.

Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2026, were 281.3 billion, a 9% increase over the prior year.

Fiscal full-year 2026 service revenue was $19.9 billion, an increase of 14% over the prior year. Data processing revenue rose 17% over the prior year to $23.4 billion. International transaction revenue grew 8% over the prior year to $15.3 billion. Other revenue of $5.7 billion rose 40% over the prior year. Client incentives were $18.3 billion, up 16% over the prior year.

GAAP operating expenses were $17.8 billion for the fiscal full-year 2026, an 11% increase over the prior year's results, primarily driven by increases in personnel and marketing expenses. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 16% over the prior year, primarily driven by increases in personnel and marketing expenses.

GAAP non-operating expense was $17 million for the fiscal full-year 2026, including $124 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $141 million.

GAAP effective income tax rate was 16.3% for the fiscal full-year 2026. Excluding the special item related to the deferred tax benefit and the related tax impacts from the non-GAAP items, the non-GAAP effective income tax rate was 17.9% for the fiscal full-year ended September 30, 2026.

The weighted-average number of diluted shares of class A common stock outstanding was 1.91 billion for the fiscal full-year ended September 30, 2026.

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Other Notable Items

On August 3, 2026, Visa announced it signed a definitive agreement to acquire BioCatch, a leading provider of behavioral-first, multi-signal fraud intelligence, for $2.4 billion in cash. The transaction is subject to customary closing conditions, including applicable regulatory approvals, and is expected to close by the end of the fiscal second quarter of 2027.

On September 18, 2026, Visa deposited $405 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A common stockholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduced each of the as-converted class B-1 common stock, class B-2 common stock and class B-3 common stock share counts at a volume-weighted average price of $366.81.

During the three months ended September 30, 2026, Visa repurchased approximately 11 million shares of class A common stock at an average cost of $369.12 per share for $4.0 billion. In the twelve months ended September 30, 2026, Visa repurchased a total of approximately 61 million shares of class A common stock at an average cost of $335.49 per share for $20.5 billion. The Company had $24.4 billion of remaining authorized funds for share repurchases as of September 30, 2026.

On October 27, 2026, the board of directors declared an increase to Visa's quarterly cash dividend to $0.780 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on December 1, 2026, to all holders of record as of November 10, 2026.

Fiscal Fourth Quarter and Full-Year 2026 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results or outcomes, or the timing of our results or outcomes, could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including laws and regulations related to privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and seller base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, sellers, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our ability to adjust to evolving corporate responsibility and sustainability matters and related regulations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•our inability to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•our inability to attract, hire and retain a highly qualified workforce, including key management;
•the conversions of our class B-1, B-2, B-3 (class B) and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2025, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, sellers, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

5

Fiscal Fourth Quarter and Full-Year 2026 — Financial Summary

INCOME STATEMENT SUMMARY
	Three Months Ended September 30, 2026		Twelve Months Ended September 30, 2026

	USD	YoY Change	USD	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$5,255	14%	$19,918	14%
Data processing revenue	6,245	16%	23,374	17%
International transaction revenue	4,115	8%	15,251	8%
Other revenue	1,647	40%	5,677	40%
Client incentives	(5,123)	21%	(18,317)	16%
Net revenue	$12,139	13%	$45,903	15%

Total operating expenses	$4,877	7%	$17,793	11%
Non-operating income (expense)	98	32%	(17)	(108%)
Effective income tax rate	18.5%	0 ppt	16.3%	(1 ppt)
Net income	$6,002	18%	$23,504	17%

Earnings per share	$3.19	22%	$12.32	21%

Non-GAAP(1)
Total operating expenses	$4,051	12%	$14,919	16%
Non-operating income (expense)	(57)	(294%)	(141)	(149%)
Effective income tax rate	18.4%	0 ppt	17.9%	0 ppt
Net income	$6,552	13%	$25,314	12%

Earnings per share	$3.48	17%	$13.27	16%

(1) Refer to Non-GAAP Financial Measures for further details.

KEY BUSINESS DRIVERS

	Three Months Ended September 30, 2026		Twelve Months Ended September 30, 2026

YoY increase / (decrease)	Constant	Nominal	Constant	Nominal
Payments volume	9%	9%	9%	10%
Cross-border volume excluding intra-Europe(2)	14%	14%	12%	15%
Cross-border volume total	14%	13%	13%	16%
Processed transactions	10%	10%	9%	9%

(2) Cross-border volume excluding transactions within Europe.

6

Visa Consolidated Balance Sheets (unaudited)

	September 30, 2026	September 30, 2025
	(in millions, except per share data)
Assets
Cash and cash equivalents	$12,938	$17,164
Restricted cash equivalents—U.S. litigation escrow	628	2,990
Investment securities	1,145	1,833
Settlement receivable	2,029	4,191
Accounts receivable	3,749	3,126
Customer collateral	4,349	3,625
Current portion of client incentives	2,492	2,158
Prepaid expenses and other current assets	3,156	2,679
Total current assets	30,486	37,766
Investment securities	94	999
Client incentives	6,098	5,157
Property, equipment and technology, net	5,066	4,236
Goodwill	20,801	19,879
Intangible assets, net	27,370	27,646
Other assets	4,445	3,944
Total assets	$94,360	$99,627
Liabilities
Accounts payable	$606	$555
Settlement payable	2,861	4,568
Customer collateral	4,349	3,625
Accrued compensation and benefits	2,391	1,863
Client incentives	12,150	10,369
Accrued liabilities	5,525	5,466
Current maturities of debt	2,716	5,569
Accrued litigation	990	3,033
Total current liabilities	31,588	35,048
Long-term debt	19,355	19,602
Deferred tax liabilities	5,184	5,549
Other liabilities	2,122	1,519
Total liabilities	58,249	61,718
Equity
Preferred stock and additional paid in-capital, $0.0001 par value, 5 shares issued and outstanding as of September 30, 2026 and 2025	507	745
Common stock and additional paid in-capital, $0.0001 par value:
Class A common stock, 1,728 and 1,691 shares issued and outstanding as of September 30, 2026 and 2025, respectively	—	—
Class B-1, B-2 and B-3 total common stock, 63 and 125 shares issued and outstanding as of September 30, 2026 and 2025, respectively	—	—
Class C common stock, 9 shares issued and outstanding as of September 30, 2026 and 2025	—	—
Additional paid-in capital	22,343	21,934
Right to recover for covered losses	(119)	(124)
Accumulated income	13,632	15,106
Accumulated other comprehensive income (loss):
Available-for-sale debt securities	1	12
Defined benefit pension and other postretirement plans	(27)	(32)
Cash flow hedges	(135)	(307)
Foreign currency translation adjustments	(91)	575
Total accumulated other comprehensive income (loss)	(252)	248

Total equity	36,111	37,909

Total liabilities and equity	$94,360	$99,627

7

Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Net revenue	$12,139	$10,724	$45,903	$40,000

Operating Expenses
Personnel	1,871	1,742	7,934	6,961
Marketing	711	576	2,315	1,684
Network and processing	293	239	1,066	894
Professional fees	322	256	1,014	759
Depreciation and amortization	377	316	1,403	1,220
General and administrative	829	544	2,297	1,926
Litigation provision	474	903	1,764	2,562
Total operating expenses	4,877	4,576	17,793	16,006

Operating income	7,262	6,148	28,110	23,994

Non-operating Income (Expense)
Interest expense	(192)	(210)	(758)	(589)
Investment income (expense) and other	290	285	741	789
Total non-operating income (expense)	98	75	(17)	200

Income before income taxes	7,360	6,223	28,093	24,194
Income tax provision	1,358	1,133	4,589	4,136
Net income	$6,002	$5,090	$23,504	$20,058

Basic Earnings Per Share
Class A common stock	$3.19	$2.62	$12.34	$10.22
Class B-1 common stock	$4.93	$4.09	$19.12	$15.97
Class B-2 common stock	$4.79	$4.02	$18.68	$15.72
Class B-3 common stock(1)	$4.77	$—	$18.48	$—
Class C common stock	$12.77	$10.48	$49.35	$40.87

Basic Weighted-average Shares Outstanding
Class A common stock	1,719	1,696	1,689	1,714
Class B-1 common stock	2	5	4	5
Class B-2 common stock	—	120	73	120
Class B-3 common stock(1)	61	—	24	—
Class C common stock	13	9	12	9

Diluted Earnings Per Share
Class A common stock	$3.19	$2.62	$12.32	$10.20
Class B-1 common stock	$4.92	$4.08	$19.10	$15.95
Class B-2 common stock	$4.78	$4.01	$18.66	$15.70
Class B-3 common stock(1)	$4.76	$—	$18.46	$—
Class C common stock	$12.76	$10.47	$49.30	$40.82

Diluted Weighted-average Shares Outstanding
Class A common stock	1,882	1,945	1,907	1,966
Class B-1 common stock	2	5	4	5
Class B-2 common stock	—	120	73	120
Class B-3 common stock(1)	61	—	24	—
Class C common stock	13	9	12	9

(1) No shares of class B-3 common stock were outstanding prior to the class B-1 and B-2 common stock exchange offer in May 2026.

8

Visa Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended September 30,
	2026	2025
	(in millions)
Operating Activities
Net income	$23,504	$20,058
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	18,317	15,751
Share-based compensation	928	897
Depreciation and amortization	1,403	1,220
Deferred income taxes	(631)	152
VE territory covered losses	(116)	(28)
(Gains) losses on equity investments, net	(124)	87
Other	306	94
Change in operating assets and liabilities:
Settlement receivable	2,115	374
Accounts receivable	(587)	(542)
Client incentives	(17,705)	(15,314)
Other assets	(582)	160
Accounts payable	1	67
Settlement payable	(1,833)	(847)
Accrued and other liabilities	772	(373)
Accrued litigation	(2,040)	1,303
Net cash provided by (used in) operating activities	23,728	23,059

Investing Activities
Purchases of property, equipment and technology	(1,671)	(1,482)
Purchases of investment securities	(50)	—
Proceeds from maturities and sales of investment securities	1,565	3,024
Acquisitions, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired	(705)	(887)
Purchases of other investments	(158)	(68)
Other investing activities	25	121
Net cash provided by (used in) investing activities	(994)	708

Financing Activities
Repurchases of class A common stock	(20,451)	(18,316)
Dividends paid	(5,112)	(4,634)
Proceeds from stock issued under equity plans	304	396
Taxes paid related to stock issued under equity plans	(289)	(281)
Repayments of senior notes	(5,565)	—
Proceeds from issuance of senior notes	2,995	3,924
Other financing activities	(123)	(52)
Net cash provided by (used in) financing activities	(28,241)	(18,963)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(362)	420
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(5,869)	5,224

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	24,987	19,763
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$19,118	$24,987

Supplemental Disclosure
Cash paid for income taxes, net(1)	$5,684	$4,541
Interest payments on debt	$720	$587
Charitable contributions of investments to the Visa Foundation	$282	$—
Accruals related to purchases of property, equipment and technology	$187	$59

(1) For each of the twelve months ended September 30, 2026 and 2025, the amount includes cash paid for clean energy tax credits of $1.9 billion.

9

Visa Quarterly Results of Operations (unaudited)

	Fiscal 2026 Quarter Ended				Fiscal 2025 Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(in millions)
Net revenue	$12,139	$11,633	$11,230	$10,901	$10,724

Operating Expenses
Personnel	1,871	2,458	1,841	1,764	1,742
Marketing	711	649	545	410	576
Network and processing	293	280	260	233	239
Professional fees	322	246	238	208	256
Depreciation and amortization	377	367	333	326	316
General and administrative	829	503	450	515	544
Litigation provision	474	253	329	708	903
Total operating expenses	4,877	4,756	3,996	4,164	4,576

Operating income	7,262	6,877	7,234	6,737	6,148

Non-operating Income (Expense)
Interest expense	(192)	(194)	(178)	(194)	(210)
Investment income (expense) and other	290	150	118	183	285
Total non-operating income (expense)	98	(44)	(60)	(11)	75

Income before income taxes	7,360	6,833	7,174	6,726	6,223
Income tax provision	1,358	1,205	1,153	873	1,133
Net income	$6,002	$5,628	$6,021	$5,853	$5,090

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology and customer relationships acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three and twelve months ended September 30, 2026 and 2025, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Deferred tax benefit (expense). For the three and twelve months ended September 30, 2026, we recorded a deferred tax adjustment within income tax provision due to a change in the U.S. taxation of certain foreign earnings. We have excluded this one-time non-cash amount as it is not representative of our ongoing operations.

•Severance costs. For the twelve months ended September 30, 2026 and 2025, we recorded severance costs within personnel expense resulting from actions taken to drive operational efficiencies and reinvest in high-growth opportunities. These amounts have been excluded as they are not representative of our ongoing operations.

•Charitable contributions. For the three and twelve months ended September 30, 2026, we donated investments to the Visa Foundation and recognized non-cash general and administrative expenses. We have excluded these amounts as they do not reflect the underlying performance of our business.

•Lease consolidation costs. For the twelve months ended September 30, 2025, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded this amount as it does not reflect the underlying performance of our business.

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Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our GAAP to non-GAAP financial measures included in this release:

	Three Months Ended September 30, 2026
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$4,877	$98	$1,358	18.5%	$6,002	$3.19
(Gains) losses on equity investments, net	—	(155)	(34)		(121)	(0.06)
Amortization of acquired intangible assets	(61)	—	19		42	0.02
Acquisition-related costs	(14)	—	2		12	0.01
Litigation provision	(469)	—	104		365	0.19
Deferred tax benefit (expense)	—	—	(37)		37	0.02
Charitable contributions	(282)	—	67		215	0.11
Non-GAAP	$4,051	$(57)	$1,479	18.4%	$6,552	$3.48

	Twelve Months Ended September 30, 2026
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$17,793	$(17)	$4,589	16.3%	$23,504	$12.32
(Gains) losses on equity investments, net	—	(124)	(27)		(97)	(0.05)
Amortization of acquired intangible assets	(229)	—	66		163	0.09
Acquisition-related costs	(76)	—	9		67	0.04
Litigation provision	(1,724)	—	386		1,338	0.70
Deferred tax benefit (expense)	—	—	314		(314)	(0.16)
Severance costs	(563)	—	125		438	0.23
Charitable contributions	(282)	—	67		215	0.11
Non-GAAP	$14,919	$(141)	$5,529	17.9%	$25,314	$13.27

	Three Months Ended September 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$4,576	$75	$1,133	18.2%	$5,090	$2.62
(Gains) losses on equity investments, net	—	(46)	(10)		(36)	(0.02)
Amortization of acquired intangible assets	(54)	—	13		41	0.02
Acquisition-related costs	(12)	—	1		11	0.01
Litigation provision	(899)	—	202		697	0.36
Non-GAAP	$3,611	$29	$1,339	18.8%	$5,803	$2.98

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Visa Non-GAAP Financial Measures (unaudited) - continued

	Twelve Months Ended September 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$16,006	$200	$4,136	17.1%	$20,058	$10.20
(Gains) losses on equity investments, net	—	87	19		68	0.03
Amortization of acquired intangible assets	(218)	—	54		164	0.08
Acquisition-related costs	(97)	—	7		90	0.05
Severance costs	(213)	—	45		168	0.09
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(2,533)	—	569		1,964	1.00
Non-GAAP	$12,906	$287	$4,839	17.7%	$22,542	$11.47

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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